Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A of our report dated March 24, 2022 relating to the consolidated financial statements of Community Heritage Financial, Inc. and its subsidiaries as of and for the years ended December 31, 2021 and 2020, appearing in the Offering Circular, which is part of the Offering Statement.

We also consent to the use of our name as it appears under the caption “Independent Auditor”.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Roanoke, Virginia
September 23, 2022